                                   Exhibit 4


              WRITTEN CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP

                                April 25, 2000


Board of Directors
Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, Missouri  63105

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal matters" in the Prospectus filed as part of Post-Effective Amendment No. 7 to the registration statement on Form S-6 for Separate Account B of Paragon Life Insurance Company (File No. 33-75778). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Very truly yours,

                                 SUTHERLAND ASBILL & BRENNAN LLP


                                 By:  /s/ Stephen E. Roth
                                         --------------------------
                                         Stephen E. Roth